MOBILE ENERGY SERVICES HOLDINGS, INC./MOBILE ENERGY SERVICES COMPANY, LLC PROFORMA FINANCIAL STATEMENTS


The proforma statements and certain of the proforma entries are based upon projections. These projections are forward-looking statements that based upon various estimates and assumptions. Such information and statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict, including risk described in public disclosures. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted herein. The proforma statements and entries will not be updated to reflect events or changes, whether the result of new information, future events or otherwise.

All information contained herein is unaudited.

MOBILE ENERGY SERVICES HOLDINGS, INC./MOBILE ENERGY SERVICES COMPANY, LLC ASSUMPTIONS TO PROFORMA FINANCIAL STATEMENTS


1. The results shown in the actual column reflect amounts shown on the respective Debtors' financial statement received from the Company

2.   Fresh-start accounting is assumed to apply for MESH but not MESC

3. The estimated value of MESC's existing property, plant & equipment post-Effective Date is assumed to be approximately $14.5 million, although no formal valuation has been done to support this assumption

4.   $1 million in Tax-Exempt Bonds will remain outstanding post-confirmation

5. The proforma statements attached hereto present the proforma effects of the plan as if the Effective Date of the plan will be December 31, 2002

MOBILE ENERGY SERVICES COMPANY, LLC
BALANCE SHEET
ACTUAL AND PROFORMA
AS OF JULY 31, 2002
UNAUDITED
(in thousands)



                                                     MESC          Proforma        MESC
                                                  Actual (a)       Entries       Proforma
                                                 (7/31/2002)   (8/1/02-12/31/02)(12/31/2002)
--------------------------------------------------------------------------------------------

  ASSETS

CURRENT ASSETS
Cash and cash equivalents                          $ 12,986         $ (1,542)   $ 11,444
Restricted deposits                                      68                -          68
Accounts receivable:                                                       -
Trade                                                 4,725                -       4,725
Other                                                   223                -         223
Materials and supplies                                4,175                -       4,175
Prepaid expenses and other                              438                -         438
-----------------------------------------------------------------------------------------

            Total current assets                     22,615           (1,542)     21,073

PROPERTY, PLANT AND EQUIPMENT                       396,876              800     397,676
Less:  accumulated depreciation                     (94,497)        (287,587)   (382,084)
Construction work in progress                         7,189           (7,189)          -
-----------------------------------------------------------------------------------------

            Property, plant and equipment, net      309,568         (293,976)     15,592

DEFERRED LOAN COST, net                              10,372          (10,372)          -
-----------------------------------------------------------------------------------------

            Total assets                          $ 342,555       $ (305,890)   $ 36,665
-------------------------------------------------===========------===========---=========

   LIABILITIES AND MEMBERS' EQUITY

Liabilities not subject to compromise
CURRENT LIABILITIES
Trade accounts payable                              $ 4,290             (431)      3,859
Other accounts payable                                    -                -           -
Accrued expenses and other liabilities                  267                -         267
-----------------------------------------------------------------------------------------

            Total current liabilities                 4,557             (431)      4,126

LONG-TERM DEBT                                            -                1           1

Liabilities subject to compromise (b)               169,941         (169,941)          -

MEMBERS' EQUITY                                     168,057         (135,519)     32,538
-----------------------------------------------------------------------------------------

            Total liabilities and members' equity $ 342,555       $ (305,890)   $ 36,665
                                                  =========       ===========   =========



(a) The MESC actual column reflects those amounts as shown on the MESC balance sheet as of July 31, 2002.

(b)  Liabilities subject to compromise include the following amounts


     First Mortgage Bonds, net of discount of $14,709     124,607
     Pollution Control Bonds, net of discount of $7,575    45,334

                                                        $ 169,941
                                                        =========

MOBILE ENERGY SERVICES COMPANY, LLC
STATEMENT OF OPERATIONS
ACTUAL AND PROFORMA
FOR THE TWELVE MONTHS ENDED JULY 31, 2002
UNAUDITED
(in thousands)

                                             MESC         Proforma       MESC
                                            Actual (a)     Entries     Proforma
                                            (8/1/01-      (8/1/02-    (8/1/01-
                                            7/31/02)      12/31/02)    12/31/02)

OPERATING REVENUES:
Demand charges                             $ 44,577       $ 7,315      $ 51,892
Processing charges                           24,117         4,500        28,617
Compressed air                                  331           300           631
Ash hauling                                     699            60           759
Power sales                                       4             -             4
-------------------------------------------------------------------------------

            Total operating revenues         69,728        12,175        81,903

OPERATING EXPENSES:
Operations and maintenance                   18,812         6,115        24,927
Fuel                                         12,301         4,605        16,906
Depreciation and amortization                13,516         5,500        19,016
--------------------------------------------------------------------------------

            Total operating expenses         44,629        16,220        60,849

OPERATING LOSS                               25,099        (4,045)       21,054
INTEREST, net                                (2,824           (84)       (2,908)
OTHER                                         1,601             -         1,601
--------------------------------------------------------------------------------

     Net loss before reorganization items    26,322        (3,961)       22,361

REORGANIZATION ITEMS:
Professional fees                             5,600         1,850         7,450
Litigation settlement proceeds              (16,478             -       (16,478)
Debt forgiveness income                                  (169,940)     (169,940)
Loss on asset writedown                                   299,648       299,648
--------------------------------------------------------------------------------

     Total reorganization items             (10,878       131,558       120,680
--------------------------------------------------------------------------------

            Net income (loss)              $ 37,200    $ (135,519)    $ (98,319)
                                           ========    ===========    ==========




(a) The amounts in the MESC actual column reflect actual operating results for the 12-month period ended July 31, 2002 from the MESC income statement.

MOBILE ENERGY SERVICES COMPANY, LLC
STATEMENTS OF MEMBERS' EQUITY AND RETAINED EARNINGS
ACTUAL AND PROFORMA
FOR THE TWELVE MONTHS ENDED JULY 31, 2002
UNAUDITED
(in thousands)


                                        MESC         Proforma       MESC
                                      Actual (a)     Entries     Proforma
                                      (8/1/01-      (8/1/02-    (8/1/01-
                                      7/31/02)      12/31/02)    12/31/02)
           MEMBERS' EQUITY

Members' equity at August 1, 2001     $ 81,548          $ -     $ 81,548
Members' equity issued                       -            -            -
-------------------------------------------------------------------------
Members' equity at July 31, 2002      $ 81,548          $ -     $ 81,548
-------------------------------------==========--===========---==========

          RETAINED EARNINGS


Retained earnings at August 1, 2001   $ 49,309          $ -     $ 49,309
Net income                              37,200     (135,519)     (98,319)
-------------------------------------------------------------------------

Retained earnings at July 31, 2002    $ 86,509   $ (135,519)    $ (49,010)
-------------------------------------==========--===========----==========


TOTAL MEMBERS' EQUITY                $ 168,057   $ (135,519)      $ 32,538
-------------------------------------==========--===========----==========


MOBILE ENERGY SERVICES COMPANY, LLC
PROFORMA ENTRIES
(in thousands)
UNAUDITED



1.  Liabilities subject to compromise                                            $ 169,941
            Long-term debt                                                                             $ 1
            Debt forgiveness income                                                              $ 169,940
-To discharge liabilities subject to compromise as contemplated in the plan of reorganization

2.  Loss on asset writedown                                                      $ 299,648
            Construction work in progress                                                          $ 7,189
            Accumulated depreciation                                                             $ 282,087
            Deferred loan costs                                                                   $ 10,372
-To writedown property, plant and equipment to estimated fair market value and to writeoff deferred loan costs

3.  Operations and maintenance                                                     $ 6,115
Fuel                                                                               $ 4,605
Depreciation and amortization                                                      $ 5,500
Professional Fees                                                                  $ 1,850
Cash                                                                                 $ 689
            Demand charges                                                                         $ 7,315
            Processing charges                                                                     $ 4,500
            Compressed air                                                                            $ 60
            Ash hauling                                                                              $ 300
            Interest, net                                                                             $ 84
            Accrued expenses                                                                       $ 1,000
            Accumulated depreciation                                                               $ 5,500
-To reflect projected operating results from August 1, 2002 through December 31,
2002

4.  Property, plant & equipment                                                      $ 800
            Cash                                                                                     $ 800
-To record projected capital expenditures from August 1, 2002 through
December 31, 2002.

5.  Accounts payable-trade                                                           $ 431
     Accrued expenses                                                              $ 1,000
           Cash                                                                                   $ 1,431
-To reflect payment of certain allowed claims as of the Effective Date of the Plan of Reorganization


MOBILE ENERGY SERVICES HOLDINGS, INC.
BALANCE SHEET
ACTUAL AND PROFORMA
AS OF JULY 31, 2002
UNAUDITED
(in thousands)


                                                          MESH           Proforma         MESH
                                                        Actual (a)       Entries        Proforma
                                                       (7/31/2002)  (8/1/02-12/31/02)  (12/31/02)
  ASSETS

CURRENT ASSETS
Cash and cash equivalents                               $ 2,209              -         $ 2,209
Accounts receivable:
Trade                                                         -              -               -
Other                                                     2,586              -           2,586
----------------------------------------------------------------------------------------------

           Total current assets                           4,795              -           4,795

Investment in subsidiary                                 14,959         17,579          32,538
----------------------------------------------------------------------------------------------

           Total assets                                $ 19,754       $ 17,579        $ 37,333
-------------------------------------------------------=========-----==========-------========

LIABILITIES AND SHARHOLDERS' EQUITY

Liabilities not subject to compromise
CURRENT LIABILITIES
Trade accounts payable                                      $ -              -               -
Other accounts payable                                        -              -               -
Accrued expenses and other liabilities                    2,333              -           2,333
----------------------------------------------------------------------------------------------

           Total current liabilities                      2,333              -           2,333

DEFERRED INCOME TAXES                                    30,593        (25,035)          5,558

SHAREHOLDERS' EQUITY (DEFICIT)                          (13,172)        42,614          29,442
----------------------------------------------------------------------------------------------

           Total liabilities and shareholders' equity  $ 19,754       $ 17,579        $ 37,333
-------------------------------------------------------=========-----==========-------========


(a) The MESH actual column reflects those amounts as shown on the MESH balance sheet as of July 31, 2002.

MOBILE ENERGY SERVICES HOLDINGS, INC.
STATEMENT OF OPERATIONS
ACTUAL AND PROFORMA
FOR THE TWELVE MONTHS ENDED JULY 31, 2002
UNAUDITED
(in thousands)


                                    MESH           Proforma           MESH
                                  Actual (a)       Entries          Proforma
                              (8/1/01-7/31/02)(8/1/02-12/31/02)(8/1/01-12/31/02)

Loss on investment in subsidiary $ 37,218       $ (136,580)       $ (99,362)

Loss before reorganization items   37,218         (136,580)         (99,362)

Income tax expense                     18                -               18

           Net loss              $ 37,200       $ (136,580)       $ (99,380)
---------------------------------=========------===========-------==========

(a) The amounts in the MESH actual column reflect actual operating results for the 12-month period ended July 31, 2002 from the MESH income statement.


MOBILE ENERGY SERVICES HOLDINGS, INC.
STATEMENTS OF SHAREHOLDERS' EQUITY AND RETAINED EARNINGS
ACTUAL AND PROFORMA
FOR THE TWELVE MONTHS ENDED JULY 31, 2002
UNAUDITED
(in thousands)



                                                    MESH          Proforma         MESH
                                                   Actual         Entries        Proforma
                                             (8/1/01-7/31/02)(8/1/02-12/31/02)(8/1/01-12/31/02)

    COMMON STOCK

Common stock at August 1, 2001                        $ 1           $ (1)             $ -
Additions                                               -         10,000           10,000
Reductions                                              -                               -

ommon stock at July 31, 2002                         $ 1        $ 9,999         $ 10,000
-----------------------------------------------===========------=========------===========

  ADDITIONAL PAID-IN CAPITAL

Additional paid-in capital at August 1, 2001     $ 52,776            $ -         $ 52,776
Additions                                                         19,442           19,442
Reductions                                              -        (52,776)         (52,776)
------------------------------------------------------------------------------------------

Additional paid-in capital at July 31, 2002      $ 52,776        (33,334)        $ 19,442
-----------------------------------------------===========------=========------===========


 RETAINED EARNINGS

Retained earnings at August 1, 2001            $ (103,149)           $ -       $ (103,149)
Net income                                         37,200       (136,580)         (99,380)
Elimination of deficit                                  -        202,529          202,529
------------------------------------------------------------------------------------------

Retained earnings at July 31, 2002              $ (65,949)      $ 65,949              $ -
-----------------------------------------------===========------=========------===========

TOTAL SHAREHOLDERS' EQUITY                      $ (13,172)      $ 42,614         $ 29,442
-----------------------------------------------===========------=========------===========


MOBILE ENERGY SERVICES HOLDINGS, INC.
PROFORMA ENTRIES
UNAUDITED
(in thousands)



1.  Loss on investment in subsidiary                                                      $ 136,580
           Investment in subsidiary                                                                        $136,580
-To reflect projected loss on investment in subsidiary from August 1, 2002 through December 31, 2002
based upon projected loss to be realized by subsidiary

2.   Common stock (old)                                                                         $ 1
Additional paid-in capital (old)                                                            $ 9,999
           Common stock (new)                                                                              $ 10,000
-To record the exchange of the new common stock for the old common stock

3.  Deferred tax liability                                                                 $ 25,035
           Retained earnings (old)                                                                           25,035
-To record estimated deferred tax liability

4.   Investment in subsidiary                                                             $ 154,159
Additional paid-in capital (old)                                                           $ 42,777
           Additional paid-in capital (new)                                                                $ 19,442
           Retained earnings (old)                                                                         $177,494
-To adjust carrying value of subsidiary to reflect current book value of subsidiary's equity and remove remainder of retained deficit

